CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, who are the chief executive officer and the chief financial officer of the Issuer, each hereby certifies that to the best of his knowledge the accompanying Form 10-Q of the Issuer fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:_______________________ /s/ Ralph Matera

Ralph Matera
Chief Executive Officer

Date:_______________________ /s/ Gregory M. Bowie

Gregory M. Bowie
Chief Financial Officer